EXHIBIT 99.1

WIRELESS FACILITIES REPORTS THE 4th CONSECUTIVE QUARTERLY INCREASE

IN REVENUE AND NET INCOME

Net Income up 29%; Cash and Cash Equivalents Increased to $102.3 million

San Diego, CA, May 5, 2003—Wireless Facilities, Inc. (WFI) (NASDAQ: WFII), a global leader in the design, deployment and management of wireless telecommunications networks, today released financial results for the first quarter ended March 31, 2003.

Revenue for the first quarter of 2003 totaled $53.9 million, an increase of 5.7 percent compared to the $51.0 million reported in the fourth quarter of 2002 and an increase of 34.4 percent compared to the $40.1 million reported in the first quarter of 2002.

Net income for the first quarter of 2003 increased 29.0 percent to $4.0 million, or $0.06 per diluted share, compared to net income of $3.1 million, or $0.05 per diluted share in the fourth quarter of 2002.

“WFI continues to produce quarterly sequential improvements in nearly every financial metric,” said Terry Ashwill, Executive Vice President and Chief Financial Officer of WFI. Highlights of the financial results of the first quarter of 2003 are as follows:

•	Revenue, gross profit, operating income and net income increased for the fourth consecutive quarter.

•	SG&A expense as a percent of revenue was approximately even with the preceding quarter, the second lowest in nearly three years.

•	Cash and cash equivalents increased by $3.2 million from $99.1 million at December 31, 2002 to $102.3 million at March 31, 2003.

•	Cash flows from operations were $5.0 million. The Company has posted positive quarterly cash flow from operations for seven consecutive quarters.

•	WFI has no debt outstanding at March 31, 2003 (other than capital lease obligations totaling $2.3 million).

•	Stockholders’ equity increased to $189.0 million and now represents 78.5 percent of WFI’s total balance sheet.

“We are very pleased to report another solid quarter of financial and operational results,” said Dr. Masood Tayebi, Chief Executive Officer and Chairman of WFI. “We continue to excel at our core competencies and traditional business while we explore market opportunities in areas such as operational outsourcing, wireless LAN and electronic security integration.”

Looking ahead into 2003, Dr. Tayebi commented, “Despite continued market uncertainty in the wireless industry, WFI is building on its momentum from the last half of 2002 and we are excited about our prospects, especially related to our Enterprise Solutions and Outsourcing Divisions. Our core business with existing customers is strong and we are actively pursuing new opportunities that have the potential to add to our expected future growth.”

About Wireless Facilities

A global leader in telecommunications outsourcing, Wireless Facilities, Inc. designs, deploys and manages wireless networks for some of the largest cellular and PCS carriers and equipment suppliers worldwide. Specializing in network architecture and dimensioning of mobile and high speed wireless data systems, including third generation (3G) networks, WFI provides a complete range of network services—from business and market planning to RF engineering, fixed network engineering, IP and data engineering, site acquisition and development, installation, optimization and maintenance. WFI is headquartered in San Diego and has performed work in over 100 countries since the Company was founded in late 1994. The Company has offices in Dallas, Chicago, Seattle, Reston, Montvale, London, Gothenburg, Stockholm, Mexico City, São Paulo, and Beijing. News and information are available at www.wfinet.com.

Notice Regarding Forward-Looking Statements

This news release contains certain forward-looking statements including, without limitation, express or implied statements concerning the Company’s expectations regarding future financial performance and market developments that involve risks and uncertainties. The Company operates in a very dynamic market environment, and expectations or assumptions that appear reasonable as of the date hereof may not be reasonable at any point in the future. Words such as “anticipates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “will,” and similar expressions are intended to identify forward-looking statements. Such statements are only predictions, and the Company’s actual results may differ materially. Factors that may cause the Company’s results to differ include, but are not limited to: changes in the scope or timing of the Company’s projects; continued and additional slowdowns in telecommunications infrastructure spending in the United States and globally, which could delay network deployment and reduce demand for the Company’s services; the timing, rescheduling or cancellation of significant customer contracts and agreements, or consolidation by or the loss of key customers; the adoption rate of new wireless data services; potential losses or lost opportunities arising from the Company’s operation of its variable cost model; potential write-offs of goodwill and other long-lived assets; financial constraints on our customers that could cause us to write off accounts receivable or terminate contracts; failure to successfully consummate acquisitions or integrate acquired operations; changes in the Company’s effective income tax rate; the rate of adoption of telecom outsourcing by network carriers and equipment suppliers; the rate of growth of adoption of WLAN and wireless security systems by enterprises; and competition in the marketplace which could reduce revenues and profit margins. Although the Company believes that the expectations reflected in any forward-looking statements made herein are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. The Company undertakes no obligation to update any forward-looking statements made to conform to actual results or to changes to expectations. These and other risk factors are more fully discussed under “Risks Related to Our Business” and elsewhere in the Company’s readily available Annual Report on Form 10-K filed on March 21, 2003 and in other filings made with the Securities and Exchange Commission.

WIRELESS FACILITIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

	Three months ended,
	December 31, 2002	March 31, 2003
Revenues	$51.0	$53.9
Cost of revenues	37.3	39.0

Gross profit	13.7	14.9
Selling, general and administrative expenses	9.4	10.0
Depreciation and amortization	1.8	1.7

Operating income	2.5	3.2
Other income, net	0.7	0.8

Income before income taxes and minority interest	3.2	4.0
Provision for income taxes	—	—
Minority interest	0.1	—

Net income	$3.1	$4.0

Net income per common share:
Basic	$0.06	$0.08

Diluted	$0.05	$0.06

Weighted-average common shares outstanding:
Basic	48.4	49.3

Diluted	67.0	68.7

WIRELESS FACILITIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

	Three months ended,
	March 31, 2002	March 31, 2003
Revenues	$40.1	$53.9
Cost of revenues	29.2	39.0

Gross profit	10.9	14.9
Selling, general and administrative expenses	47.1	10.0
Depreciation and amortization	2.7	1.7
Impairment charges	21.1	—

Operating income (loss)	(60.0)	3.2
Other income (expense), net	(1.6)	0.8

Income (loss) before income taxes	(61.6)	4.0
Provision for income taxes	10.1	—

Net income (loss)	$(71.7)	$4.0

Net income (loss) per common share:
Basic	$(1.52)	$0.08

Diluted	$(1.52)	$0.06

Weighted-average common shares outstanding:
Basic	47.3	49.3

Diluted	47.3	68.7

WIRELESS FACILITIES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	December 31, 2002	March 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$99.1	$102.3
Billed accounts receivable, net	35.5	31.2
Unbilled accounts receivable, net	25.4	31.3
Contract management receivables, net	2.4	2.7
Income taxes receivable	3.1	—
Other current assets	5.3	4.7

Total current assets	170.8	172.2
Property and equipment, net	13.0	12.1
Goodwill and other intangibles, net	41.6	43.6
Investments in unconsolidated affiliates	8.2	8.1
Other assets, net	0.7	4.8

Total assets	$234.3	$240.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Billings in excess of costs and profits	$6.4	$3.1
Other current liabilities	33.7	39.2

Total current liabilities	40.1	42.3
Long-term liabilities, net	11.0	9.2

Total liabilities	51.1	51.5

Minority interest	0.3	0.3
Stockholders’ equity	182.9	189.0

Total liabilities and stockholders’ equity	$234.3	$240.8